EXHIBIT A

TO

MUTUAL FUND AND VARIABLE INSURANCE TRUST

DISTRIBUTION PLAN

As of March 26, 2024

The following classes of shares (“Classes”) of the Mutual Fund and Variable Insurance Trust (the “Trust”) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

Fund	Share Class	Effective Date	Fees
			(As a percentage of ADNA of
			Shares of the applicable Class)
Rational Equity Armor Fund	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25

Rational Tactical Return Fund	Class A Shares	April 30, 2007	0.25
	Class C Shares	February 26, 2016	1.00
	Class T Shares	January 20, 2017	0.25

Rational Dynamic Brands Fund	Class A Shares	June 23, 2006	0.25
	Class C Shares	December 13, 2013	1.00
	Class T Shares	January 20, 2017	0.25

Rational Strategic Allocation Fund	Class A Shares	July 31, 2009	0.25
	Class C Shares	February 26, 2016	1.00
	Class T Shares	January 20, 2017	0.25

Rational/Resolve Adaptive Asset Allocation Fund	Class A Shares	May 26, 2016	0.25
	Class C Shares	May 26, 2016	1.00
	Institutional Shares	June 23, 2016	0.25
	Class T Shares	January 20, 2017	0.25

Rational Special Situations Income Fund	Class A Shares	March 22, 2019	0.25
	Class C Shares	March 22, 2019	1.00
	Institutional Shares	March 22, 2019	0.25

Rational/Pier 88 Convertible	Class A Shares	June 24, 2019	0.25

Fund	Share Class	Effective Date	Fees
Securities Fund	Class C Shares	June 24, 2019	1.00
	Institutional Shares	June 24, 2019	0.25

Rational Real Assets Fund	Class A Shares	June 18, 2021	0.25
	Class C Shares	June 18, 2021	1.00
	Institutional Shares	June 18, 2021	0.25

Rational/RGN Hedged Equity Fund	Class A Shares	March 26, 2024	0.25
	Class C Shares	March 26, 2024	1.00
	Institutional Shares	March 26, 2024	0.25

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By:	/s/Michael Schoonover
Print Name:	Michael Schoonover
Title:	President